UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2011 (February 16, 2010)

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code   (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 16, 2010, the Board of Directors of Hooper Holmes, Inc. (the “Company”) amended its By-Laws to provide that the Board may fix, in advance, a record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders of from not more than 50 days to not more than 60 days (nor less than ten days) in advance of such meeting, which conforms to the New York Business Corporation Law.

To reflect such amendment, the Company hereby files, as Exhibit 3.1 hereto, the Restated By-Laws of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Restated By-Laws of the Company which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

(d) Exhibits

Exhibit
No.        Description

3.1        Restated By-Laws of Hooper Holmes, Inc.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.
Date:     February 17, 2011
 By: /s/ Mark Rosenblum
Mark Rosenblum
Senior Vice President,
General Counsel & Corp. Secretary